Members of the Board of Directors
Tele2 AB
Torshamnsgatan 17
164 94 Kista
Sweden

20 August 2018

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated 9 January 2018, to the Board of Directors of Tele2 AB (“Tele2”) as Annex D to, and to the reference thereto under the headings “SUMMARY—Recommendation of, and Factors Considered by, the Tele2 Board of Directors”, “SUMMARY—Opinion of the Financial Advisor to Tele2’s Board of Directors”, “THE MERGER— Background of the Merger; Past Material Contacts Between Com Hem and Tele2”, “THE MERGER— Background of the Merger; Past Material Contacts Between Com Hem and Tele2”, “THE MERGER—Recommendation of, and Factors Considered by, the Tele2 Board of Directors”, “THE MERGER— Opinion of N M Rothschild & Sons Limited, Financial Advisor to Tele2” and “THE MERGER—Interests of Certain Persons in the Merger—Interests of advisors” in the prospectus relating to the proposed merger of Tele2 and Com Hem Holding AB (publ), which prospectus forms a part of Tele2’s registration statement on Form F-4 (the “Registration Statement”) to which this consent is filed as an exhibit.

In giving the foregoing consent, we do not admit (1) that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder, or (2) that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act and the rules and regulations of the Commission promulgated thereunder.

/s/ Albrecht Stewen

N M Rothschild & Sons Limited

Rothschild Global Advisory	Tel +44 (0)20 7280 5000	N M Rothschild & Sons Limited
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